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                                                                Exhibit 99(d)(4)


                               J. George Mikelsons
                            INDUS Acquisition Company
                           7337 West Washington Street
                           Indianapolis, Indiana 46251


                                                                 August 31, 2001

Mr. [             ]
[        ]
[        ]

Dear Sir:

         J. George Mikelsons ("Mikelsons") and INDUS Acquisition Company, an Indiana corporation ("INDUS"), jointly and severally, agree to indemnify you and hold you harmless against any and all losses, claims, damages or liabilities, joint or several, or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Rule 13e-3 Transaction Statement on Schedule 13E-3, including the documents incorporated by reference therein, filed with the Securities and Exchange Commission by Amtran, Inc., an Indiana corporation ("Amtran"), Mikelsons and INDUS on June 29, 2001, as it may be amended from time to time (the "Schedule 13E-3"), or any omission or alleged omission to state in the Schedule 13E-3 a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither Mikelsons nor INDUS shall be liable to the extent that (i) any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to you or your ownership of shares of Amtran common stock furnished by you or on your behalf specifically for inclusion therein or
(ii) you are entitled to be indemnified by Amtran in respect of any such loss, claim, damage, liability or action.


J. GEORGE MIKELSONS,                        INDUS ACQUISITION COMPANY,


                                            by
---------------------------------              ---------------------------------
                                               Name: J. George Mikelsons
                                               Title:   Chairman


Accepted and agreed:

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